Exhibit 24.2

POWER OF ATTORNEY

We, the undersigned directors of MedPro Safety Products, Inc., hereby severally constitute and appoint Walter Weller, Marc T. Ray, and W. Craig Turner, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement on Form S-1 filed herewith, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable MedPro Safety Products, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or any of them, or their substitute or substitutes, to said Registration Statement and any and all pre-effective and post-effective amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

Signature	Title	Date
/s/ Ernest L. Fletcher	Director	July 13, 2009
Ernest L. Fletcher

/s/ W. Leo Kiely III	Director	July 13, 2009
W. Leo Kiely III